EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Asta Funding, Inc. (the “Company”) on Form 10-K for the year ended September 30, 2012 as filed with the Securities and Exchange Commission (the “Report”), I, Robert J. Michel, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)  The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

/s/ Robert J. Michel
Robert J. Michel
Chief Financial Officer
(Principal Financial Officer)

Dated: January 18, 2013

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the 10-K as a separate disclosure statement.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff per request.